CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225480 on Form S-8 and Registration No. 333-224337 on Form S-3 of our report dated March 11, 2020, relating to the consolidated financial statements of Infrastructure and Energy Alternatives, Inc. and the effectiveness of Infrastructure and Energy Alternatives, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 11, 2020